Exhibit 10.2

ASSIGNMENT OF TENANT’S INTEREST AND
ASSUMPTION OF LEASE

This Assignment of Tenant’s Interest and Assumption of Lease (this “Assignment”) is executed and delivered as of April 18, 2018, by and between SharpSpring Technologies, Inc., a Delaware corporation (“Assignor”), and Celebration Pointe Office Partners II, LLC, a Florida limited liability company (“Assignee”), and joined by Capital Assets Group, LLC, a Florida limited liability company (“Landlord”).

RECITALS

A.
WHEREAS, Assignor as Tenant entered into a certain Lease agreement (the “Lease”) dated April 4, 2016, wherein Landlord leased the property located at 550 SW 2nd Ave., Gainesville, Alachua County, Florida, to Assignor (a copy of which Lease is attached hereto as “Exhibit A”); and,

B.
WHEREAS, pursuant to paragraph 13(a)(ii) of the Lease, Landlord has consented to Assignor’s written request for consent of assignment dated April 12, 2018, and approved by Landlord on April 16, 2018 (a copy of which request and approval is attached hereto as “Exhibit B”); and,

C.
WHEREAS, Assignor now desires to assign the interest as Tenant under the Lease to Assignee and this Assignee has agreed to accept such assignment, with the joining consent of the Landlord.

NOW, THEREFORE, for the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.            Capitalized Terms. Unless the context otherwise requires, all capitalized terms used, but not otherwise defined herein, shall have the meanings set forth for the same in the Lease.

2.           Effective Date. As used in this Assignment, the term “Effective Date” shall mean the earlier of (i) the Commencement Date as defined in that certain Office Lease Agreement between Assignee, as landlord, and Assignor, as tenant, dated April 18, 2018, for premises located in Celebration Pointe, Gainesville, Florida or (ii) December 31, 2018.

3.            Assignment and Assumption. As of the Effective Date, Assignor hereby irrevocably assigns, sets over, transfers and conveys to Assignee all of Assignor’s right, title, claim, and interest as Tenant in and to the Lease, including Assignor’s Security Deposit (as defined herein). As of the Effective Date, Assignee hereby accepts this Assignment and the rights and obligations contained herein, and Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Lease and all of the obligations, responsibilities, and liabilities, fixed and contingent, of Assignor, as Tenant thereunder, first accruing or arising from and after the Effective Date. Assignee further hereby agrees to (i) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations, responsibilities, and liabilities of Assignor, as Tenant, under or pursuant to the Lease, which first accrue or arise from and after the Effective Date, and (ii) keep, perform and observe all of the covenants and conditions contained in the Lease on the part of Assignor, as tenant thereunder, to be kept, performed and observed, from and after the Effective Date; provided, however, that in no event shall Assignee be required to occupy, or to conduct any business in or from, the Premises (without limiting the generality of the foregoing provision, Assignor, Assignee, and Landlord expressly understand, acknowledge, covenant and agree that paragraph 23(a)(iii) of the Lease shall specifically not apply to, or be actionable against, Assignee, and paragraph 49(i) and the unnumbered paragraph 50(i-vii) of the Lease are waived by Assignee and shall not apply to Assignor for the remainder of the Term). Assignor agrees to indemnify and hold Assignee harmless from and against any and all losses, costs, damages, obligations, liabilities and expenses arising from any covenants, agreements, provisions, conditions, obligations, responsibilities, or liabilities of Assignor, as Tenant, under or pursuant to the Lease arising, accruing or occurring prior to the Effective Date.

ASSIGNMENT OF TENANT’S INTEREST AND
ASSUMPTION OF LEASES

4.           Estoppel Certification. (a) Assignor certifies to Assignee and Landlord (i) that the Lease is unmodified from its form in Exhibit A, attached hereto, and is in full force and effect; (ii) that Rent has been paid to Landlord beginning September 1, 2016 through April 30, 2018; (iii) that Landlord is in possession of Assignor’s $25,000.00 Security Deposit under the Lease (“Assignor’s Security Deposit”); and (iv) that Landlord is not in default under any provision of the Lease nor does there exist any fact or circumstance which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease.

(b)           Landlord certifies to Assignor and Assignee (i) that the Lease is unmodified from its form in Exhibit A, attached hereto, and is in full force and effect; (ii) that Rent has been paid to Landlord beginning September 1, 2016 through April 30, 2018; (iii) that Landlord is in possession of Assignor’s Security Deposit; and (iv) that Tenant is not in default under any provision of the Lease nor does there exist any fact or circumstance which, with the giving of notice or the passage of time or both, would constitute a default by Tenant under the Lease.

(c)           Assignor, Assignee and Landlord acknowledge and agree that the address upon which notices to Tenant shall be sent under the terms of the Lease, paragraph 1(l) shall be modified to:

Celebration Pointe Office Partners II, LLC
2579 S.W. 87th Drive
Gainesville, FL 32608
Attention: Svein H. Dyrkolbotn

With copy to:        SharpSpring Technologies, Inc.
550 SW 2nd Ave
Gainesville, FL 32601
Attn: Ed Lawton

5.           Matters Relating to Security Deposits. Pursuant to paragraph 28 of the Lease, Landlord shall continue to retain Assignor’s Security Deposit. Upon the expiration of the Term, and upon full and faithful performance of the Lease by Assignee, Landlord agrees to release the Security Deposit to Assignor. In the event Landlord, in its sole and absolute discretion, agrees to the early termination of the Lease with Assignee, and at the time of early termination Assignee has fully and faithfully performed the provisions of the Lease, then Landlord shall release the Security Deposit to Assignor. In the event Landlord, in its sole and absolute discretion, agrees to a subsequent assignment of the Lease from Assignee to a new assignee, and the new assignee agrees to deliver its own $25,000.00 security deposit to Landlord, then Landlord shall release the current Security Deposit to Assignor.

In the event Assignor does not receive the Security Deposit directly from Landlord, Assignee shall return and deliver to Assignor an amount equal to Assignor’s Security Deposit (and Assignee shall thereupon be deemed released from any further obligation to Assignor with respect thereto) on the earlier of the following: (a) within ten (10) days after (i) Assignee enters into an assignment of lease or a sublease for the Premises with a replacement tenant or (ii) Landlord enters into a new lease for the Premises with a replacement tenant and the Lease is terminated, (b) the Lease expires or is otherwise terminated, or (c) Assignee otherwise receives Assignor’s Security Deposit from Landlord.

ASSIGNMENT OF TENANT’S INTEREST AND
ASSUMPTION OF LEASES

6.           General Provisions. This Assignment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. This Assignment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without reference to the conflict of law provisions thereof. If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be awarded all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs, in addition to any other relief awarded by the court. In the event of any conflict between the provisions of this Assignment and the provisions of the Lease, the provisions of this Assignment shall control.

7.            No Release of Liability by Landlord. The Assignor does hereby acknowledge that, pursuant to paragraph 13(e) of the Lease, the Landlord will not release the Assignor from continuing primary liability, which shall be joint and several with the Assignee, for the faithful performance of all the Tenant’s duties under the terms, covenants, and conditions of the Lease.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

Witnesses:	ASSIGNOR:

SHARPSPRING TECHNOLOGIES, INC., a Delaware corporation

Print Name:

Print Name:

By: /s/ Edward Lawton
Name: Edward Lawton
CFO

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ASSIGNMENT OF TENANT’S INTEREST AND
ASSUMPTION OF LEASES

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Witnesses:		ASSIGNEE:

CELEBRATION POINTE OFFICE PARTNERS II, LLC, a Florida limited liability company

Print Name:	By:	SHD-CELEBRATION POINTE, LLC, a Florida limited liability company, Manager

Print Name:

By: /s/ Svein Dyrkolbotn
Name: Svein Dyrkolbotn
Title: Manager

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ASSIGNMENT OF TENANT’S INTEREST AND
ASSUMPTION OF LEASES

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CONSENT OF LANDLORD

THE FOREGOING ASSIGNMENT without release of the continuing primary liability of Assignor for the performance of all the Tenant’s duties under the terms and conditions of the said Lease is hereby consented to this 17th day of April, 2018.

Witnesses:	LANDLORD:

CAPITAL ASSETS GROUP, LLC, a Florida limited liability company

Print Name:

Print Name:

By: /s/ John L. Fleming
John L. Fleming, Manager